UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

TransMedics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38891	83-2181531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Minuteman Road Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 552-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	TMDX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in a Current Report on Form 8-K filed by TransMedics Group, Inc. (the “Company”) on September 5, 2023, a Current Report on Form 8-K filed by the Company on September 12, 2023, a Current Report on Form 8-K filed by the Company on September 22, 2023, a Current Report on Form 8-K filed by the Company on November 13, 2023, a Current Report on Form 8-K filed by the Company on December 19, 2023, a Current Report on Form 8-K filed by the Company on January 2, 2024, a Current Report on Form 8-K filed by the Company on January 29, 2024, and a Current Report on Form 8-K filed by the Company on February 6, 2024 (together, the “Prior Reports”), TransMedics, Inc. (the “Buyer”), a Delaware corporation and wholly-owned subsidiary of the Company, acquired 13 fixed-wing aircraft (collectively, the “Prior Acquisitions”) as more specifically described in the Prior Reports.

Subsequently, on March 8, 2024, the Buyer acquired a fixed-wing aircraft from Evans General Aviation, LLC for a purchase price of approximately $12.5 million (together with the Prior Acquisitions, the “Acquisitions”). The Company intends to use each of the 14 aircraft it has acquired to date to transport donor organs as part of the services offered under the Company’s National OCS Program, and for purposes of this Current Report on Form 8-K the Company considers the Acquisitions to be a series of related transactions with respect to the acquisition of a fleet of aircraft for use in the Company’s National OCS Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMEDICS GROUP, INC.

Date: March 12, 2024	By:	/s/ Stephen Gordon
	Name:	Stephen Gordon
	Title:	Chief Financial Officer and Treasurer